For more information: Renewable Energy Group Hires R. Craig Bealmear as Chief Financial Officer Appoints Todd Robinson as Deputy Chief Financial Officer AMES, IOWA – April 15, 2021 - Renewable Energy Group, Inc. (NASDAQ: REGI) announced today that the company has hired R. Craig Bealmear as Chief Financial Officer, effective April 19, 2021. Bealmear brings extensive experience from the oil and gas industry, having spent more than 28 years in a variety of finance, strategy and commercial leadership roles across the U.S. and U.K. His most recent role was Chief Financial Officer, North America Fuels at BP. “We are delighted to have Craig join REG; his extensive background in oil and gas and the downstream fuel industry is a natural fit with our business activities and strategy,” said REG President & CEO Cynthia ‘CJ’ Warner. “Craig will come into REG to lead our finance function at a very important time for REG, as we continue to seek to expand our global footprint through a number of significant growth opportunities.” As a member of the senior leadership team, Bealmear will lead all financial activities, including Accounting, Financial Planning, IT, Tax, Compliance, Internal Audit, Treasury and Investor Relations. “I am excited for the opportunity to join the REG team and be part of our mission to bring high quality, low carbon fuels to our customers and value to our investors,” said Bealmear. Bealmear holds an MBA degree in Finance from The Wharton School: University of Pennsylvania and an undergraduate degree in Business Administration from Bellarmine University (Louisville, KY). Craig serves on the board of the Bellarmine University Rubel School of Business Executive Committee and served on the Limitless Task Force for the Chicago Museum of Science and Industry. Todd Robinson, currently Interim Chief Financial Officer, is appointed Deputy CFO effective April 19, 2021, and will retain his Treasurer and Vice President, Investor Relations roles. Robinson has made significant contributions in his brief tenure as Interim CFO, including leading our recent successful equity raise. “Todd’s considerable experience and strength in this critical area of REG’s business is a tremendous asset to the company, and I look forward to his ongoing contributions in this elevated role,” said Warner. Katie Stanley Renewable Energy Group Katie.Stanley@regi.com (515) 239-8184 L-R: R. Craig Bealmear, Todd Robinson

### About Renewable Energy Group Renewable Energy Group, Inc. (NASDAQ: REGI) is leading the energy industry's transition to sustainability by transforming renewable resources into high-quality, cleaner fuels. REG is North America’s largest producer of biodiesel and an industry leading producer of renewable diesel. REG solutions are alternatives for petroleum diesel and produce significantly lower carbon emissions. REG utilizes a global integrated procurement, distribution and logistics network to operate 12 biorefineries in the U.S. and Europe. In 2020, REG produced 519 million gallons of cleaner fuel delivering over 4.2 million metric tons of carbon reduction. REG is meeting the growing global demand for lower-carbon fuels and leading the way to a more sustainable future. Safe Harbor Statement This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to Mr. Bealmear’s fit with REG’s business activities and strategy, expansion of REG’s global footprint through significant growth opportunities, bringing high quality, low carbon fuels to REG customers and value to REG investors, and Mr. Robinson’s ongoing contributions in his new position. These forward-looking statements are based on current expectations and assumptions, are subject to change, and actual results may differ materially. Factors that could cause actual results to differ materially include Messrs. Bealmear and Robinson’s ongoing employment with the Company, REG’s ability to execute on its strategic plans and other risks described in REG’s annual report on Form 10-K for the year ended December 31, 2020 and from time to time in the REG’s other periodic filings with the SEC. All forward-looking statements are made as of the date of this press release and REG does not undertake to update any forward-looking statements based on new developments or changes in its expectations.